EXHIBIT 5.1

LAW OFFICES OF
GARY L. BLUM
3278 WILSHIRE BOULEVARD
SUITE 603
LOS ANGELES, CALIFORNIA 90010

GARY L. BLUM	TELEPHONE: (213) 381-7450
EMAIL: GLBLAW@AOL.com	FACSIMILE: (213) 384-1035

May 6, 2013

Frozen Food Gift Group, Inc.
7825 Fay Avenue
Suite 200
La Jolla, CA 92037

RE: Frozen Food Gift Group, Inc.; Registration Statement on Form S-1

Dear Ladies and Gentlemen:

We have acted as special counsel to Frozen Food Gift Group, Inc., a Delaware corporation (the "Company"), in order to render this legal opinion in connection with the Company’s filing on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission.

In connection with this opinion, we have examined the Registration Statement, the Articles of Incorporation and the By-Laws of the Company, copies of the records of corporate proceedings of the Company, and copies of such other agreements, instruments and documents, as we have deemed necessary to enable us to render the opinion hereinafter expressed.

Based on our examination, we are of the opinion that the 50,000,000 shares of Common Stock of the Company being offered and sold pursuant to the Registration Statement are duly authorized under State law, and will be under State law, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

This opinion is limited to matters governed by the federal laws of the United States and the laws of the State of Delaware including the statutory provisions as well as all applicable provisions of the Delaware and reported decisions interpreting the laws in effect on the date hereof, to the extent such laws are involved in the opinions set forth herein, and we express no opinion on any matter governed by the law of any other jurisdiction.

This opinion is to be used only while the Registration Statement is in effect. We are opining only as to the matters expressly set forth herein.

We consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. In giving the foregoing consent, we do hereby specifically declare that we are not in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

/s/ Gary L. Blum
Gary L. Blum, Esq.